RESTRICTED STOCK AWARD
granted under the
LPL Financial Holdings Inc.
2010 OMNIBUS EQUITY INCENTIVE PLAN

Grant of Restricted Stock.
This certificate (the “Agreement”) evidences an award of Restricted Stock (this “Award”) granted by LPL Financial Holdings Inc., a Delaware corporation (the “Company”), on [•] (the “Grant Date”) to [•] (the “Participant”) pursuant to the Company's 2010 Omnibus Equity Incentive Plan(as from time to time in effect, the “Plan”). The Award consists of [•] shares (the “Shares”) of Stock, subject to restrictions described in this Agreement and the Plan in addition to such other restrictions, if any, as may be imposed by law.

Terms and Conditions.
It is understood and agreed that the Shares are subject to the following additional terms and conditions:

(a)     Vesting and Forfeiture. Subject to the following provisions and the other terms and conditions of this Award and the Plan, the Shares shall vest in full on the second anniversary of the Grant Date (the “Vesting Date”), provided that the Participant has been continuously serving as a director of the Company at all times between the Grant Date and the Vesting Date. Notwithstanding the foregoing, all unvested Shares shall vest upon the occurrence of a Change in Control prior to the Vesting Date, provided that the director remains in service at such date. Upon the termination of the Participant's Service prior to the Vesting Date for any reason, the Shares which are not vested at the time of such termination, shall be automatically and immediately forfeited to the Company without payment or consideration to the Participant.

(b)     Certificates. Each certificate issued in respect of Shares shall be deposited with the Company, or its designee, together with, if requested by the Company, a stock power executed in blank by the Participant, and shall bear a legend determined by the Company that discloses the restrictions on transferability imposed on such Shares. Upon the vesting of the Award and the satisfaction of any withholding tax liability pursuant this Agreement and the Plan, a certificate or certificates evidencing such Shares shall be delivered to the Participant or other evidence of unrestricted Shares shall be provided to the Participant.

(c)    Transferability. The Award may be transferred only as the Administrator expressly provides in writing.

(d)    Taxes. The Administrator will make such provision for the withholding and payment of taxes as it deems necessary. Such taxes shall be remitted to the Company by cash or check acceptable to the Administrator or by other means acceptable to the Administrator.

Provisions of the Plan.

This Award is subject to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the Grant Date has been furnished to the Participant. The Participant agrees to be bound by the terms of the Plan and this Agreement. For purposes of this Agreement and any determinations to be made by the Administrator, the determinations by the Administrator shall be binding upon the Participant.

Definitions.
Initially capitalized terms shall have the meanings set forth in this Agreement and initially capitalized terms not otherwise defined herein shall have the meaning provided in the Plan, and, as used herein, the following terms shall have the meanings set forth below:
“Change in Control” means the consummation, after the Grant Date, of (i) any transaction or series of related transactions, whether or not the Company is party thereto, after giving effect to which in excess of fifty percent (50%) of the Company's voting power is owned directly, or indirectly through one or more entities, by any person and its “affiliates” or “associates” (as such terms are defined in the Exchange Act Rules) or any “group” (as defined in the Exchange Act Rules) other than, in each case, the Company or an Affiliate of the Company immediately following the Grant Date, or (ii) a sale or other disposition of all or substantially all of the consolidated assets of the Company (each of the foregoing, a “Business Combination”), provided that, notwithstanding the foregoing, a Change in Control shall not be deemed to occur as a result of a Business Combination following which the individuals or entities who were beneficial owners of the outstanding securities entitled to vote generally in the election of directors of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, 50% or more of the outstanding securities entitled to vote generally in the election of directors of the resulting, surviving or acquiring corporation in such transaction.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer.

LPL FINANCIAL HOLDINGS INC.
By:
Name:
Title:

Dated:

Acknowledged and Agreed:
By:
Participant Name:

Dated: